UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2012

Black Box Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2012, the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) elected Michael McAndrew to the positions of President and Chief Executive Officer of the Company, effective April 1, 2013 (and he will cease to serve as the Company’s principal financial officer and principal accounting officer as of such date), and determined that R. Terry Blakemore will continue to serve as President and Chief Executive Officer of the Company through March 31, 2013. In addition, Mr. McAndrew was elected to join the Board as a director effective April 1, 2013.

Mr. McAndrew, 52, was promoted to Executive Vice President of the Company on May 11, 2010. He had previously been promoted to the position of Vice President and Chief Financial Officer of the Company on December 13, 2002. He became Secretary and Treasurer of the Company on January 31, 2003. He was Manager of Corporate Planning and Analysis with the Company prior to December 13, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: June 21, 2012	By:	/s/ Michael McAndrew
Michael McAndrew
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary
(Principal Accounting Officer)

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